STRONG LOAN AND DEPOSIT GROWTH CONTINUES TO
PROPEL PFF BANCORP, INC. EARNINGS

Pomona, Calif. -- October 21, 2004 -- PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust (the "Bank"), Diversified Builder Services, Inc. and Glencrest Investment Advisors, Inc., today reported net earnings of $13.2 million or $0.78 per diluted share for the quarter ended September 30, 2004 compared to $9.6 million or $0.58 per diluted share for the comparable period of 2003.  Excluding $1.9 million of after tax gain on sales of securities during the current quarter, net earnings and earnings per diluted share of $11.3 million and $0.67 for the current quarter increased 17% and 16%, respectively, from the comparable period of the prior year.  Excluding securities gains of $3.3 million, earnings before income taxes were $20.7 million for the current quarter, an increase of 25 percent or $4.1 million from the comparable period of 2003.

Net interest income rose 20% between the quarters ended September 30, 2003 and 2004 on a 21% increase in average interest-earning assets.  Net interest spread was 3.93% for the current quarter compared to 3.97% for the quarter ended September 30, 2003.  On a sequential quarter basis, net interest spread also contracted 4 basis points. The 4 basis point sequential quarter contraction was attributable to a 10 basis point increase in the average cost of interest-bearing liabilities partially offset by a 6 basis point increase in average yield on interest-earning assets.

The sequential quarter increase in the average cost of interest-bearing liabilities was primarily due to a 23 basis point increase in average cost of FHLB advances and other borrowings.  The increase in our overall funding cost was partially mitigated by continued growth in our lower cost passbook, money market, NOW and other demand accounts ("core deposits") which increased $61.2 million during the current quarter to $1.69 billion or 65 percent of total deposits.  One year ago, core deposits were $1.50 billion or 63 percent of total deposits. The average cost of core deposits was 0.89% for the current quarter compared to 0.85% for the prior quarter and 0.93% for the comparable period of 2003.

Our Four-Cs increased $117.4 million during the current quarter to a record $1.63 billion or 47 percent of loans and leases receivable, net.  One year ago, the Four-Cs were $1.29 billion or 47 percent of loans and leases receivable, net.  Four-Cs originations were $448.0 million or 79 percent of total originations for the current quarter, compared to $552.5 million or 83 percent of total originations last quarter and $526.6 million or 82 percent of total originations for the comparable period of the prior year.  Larry M. Rinehart, President and CEO commented, "The lower level of Four-Cs originations during the current quarter is a function solely of the timing of loan approvals and is no way indicative of any slowdown in the robust new housing and overall economic conditions that continue to exist in the Inland Empire."

Total assets increased $340.3 million during the quarter to $3.98 billion primarily due to a $271.7 million increase in loans and leases receivable, net.  Deposits increased $82.7 million, FHLB advances and other borrowings increased $221.2 million and junior subordinated debentures increased $31.0 million during the current quarter.

During the current quarter we issued $30.0 million of floating rate trust preferred securities ("Capital Securities") through a newly formed unconsolidated special purpose business trust, PFF Bancorp Capital Trust I ("the Trust").  These Capital Securities mature November 23, 2034 and bear interest at three month LIBOR plus 2.20%.  To capitalize the Trust and upstream the proceeds from the issuance of the Capital Securities from the Trust to the Bancorp, the Bancorp issued $31.0 million of floating rate junior subordinated debentures to the Trust with terms identical to those of the Capital Securities.  Concurrent with the issuance of the Capital Securities, we entered into a $30.0 million interest rate swap agreeing to pay a fixed rate of 6.08 percent and receive three month LIBOR plus 2.20% until November 23, 2009.

Larry M. Rinehart, added, "The issuance of the Capital Securities provides us with additional resources to support the growth in the Four-Cs, that along with the increase in core deposits, is continuing to fuel our strong upward earnings momentum."

Non-interest income increased $3.3 million or 60 percent between the quarters ended September 30, 2004 and 2003 to $8.9 million.  The increase was due to the $3.3 million of gains from the sales of investment securities.

Strong growth in core deposits was reflected in deposit and related fees, which rose to $3.1 million for the current quarter from $2.9 million for the comparable period of the prior year. Trust and investment fees rose $131,000 or 22 percent between the quarters ended September 30, 2003 and 2004 reflecting an increase in market value of trust assets under custody or management to $301.9 million at September 30, 2004 from $257.2 million at September 30, 2003.

General and administrative ("G&A") expense increased $2.6 million or 14 percent between the quarters ended September 30, 2003 and 2004 to $21.4 million.  The increase in G&A expense was primarily attributable to a $1.8 million increase in compensation and benefits.  Full-time equivalent employees ("FTE") increased to 663 FTE at September 30, 2004 from 615 FTE at September 30, 2003.  On a sequential quarter basis, G&A expense has been relatively stable over the past three quarters at $21.4 million, $21.9 million and $21.3 million.  With the stability in operating costs, coupled with the strong increase in net interest income, our efficiency ratio (excluding gain on sales of securities) improved to 49.45% for the current quarter compared to 50.60% for the comparable period of the prior year.

Income taxes and the effective tax rates were $10.9 million and 45.1 percent for the three months ended September 30, 2004 compared to $7.0 million and 42.3 percent for the comparative period of the prior year.  The increase in our income taxes and effective tax rate is due to a book versus tax permanent difference associated with our Employee Stock Ownership Plan ("ESOP").  We expect our effective tax rate to average approximately 46 percent for the current fiscal year and then to decrease to approximately 42 percent for fiscal 2006 after the remaining shares under the current ESOP have been allocated.

Non-accrual loans were $14.3 million or 0.36 percent of gross loans and leases at September 30, 2004, compared to $13.6 million or 0.37 percent of gross loans and leases at March 31, 2004, and $22.5 million or 0.69 percent of gross loans and leases at September 30, 2003.

At September 30, 2004, the allowance for loan and lease losses was $31.9 million or 0.80 percent of gross loans and leases and 223 percent of non-accrual loans compared to $30.8 million or 0.84 percent of gross loans and leases and 226 percent of non-accrual loans at March 31, 2004.  The increase in the provision for loan and lease losses to $1.1 million for the current quarter compared to $524,000 last quarter was principally due to the growth in the Four-Cs.

During the current quarter, we repurchased 185,200 shares of our common stock at a weighted average price of $35.44 per share, bringing fiscal year-to-date repurchases to 319,300 shares at a weighted average price of $35.90 per share.  At September 30, 2004, 192,280 shares remain under an 840,000-share repurchase authorization adopted by our Board of Directors on March 26, 2003.

At September 30, 2004, we were conducting business through 27 full-service banking branches, three registered investment advisory offices, two trust offices, a Southern California regional loan center, an office providing diversified financial services to home builders and one loan origination office in Northern California.

We will host a conference call at 8:30 A.M. PDT on Friday, October, 22, 2004, to discuss our financial results.  The conference call can be accessed by dialing 1-800-322-0079 and referencing PFF Bancorp Inc. 2nd quarter conference call.  An audio replay of this conference call will be available through Friday, November 5, 2004, by dialing 1-877-519-4471 and referencing replay PIN number 5168522.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market and statements regarding the Company's strategic objectives.  These forward-looking statements are based upon current management expectations, and may therefore involve risks and uncertainties. The Company's actual results or performance, may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business, regulatory actions or changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended March 31, 2004.  The Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact Larry M. Rinehart, President and CEO or Gregory C. Talbott, Executive Vice President, CFO, PFF Bancorp, Inc. 350 So. Garey Avenue, Pomona, CA 91766, (909) 623-2323.

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(Unaudited)

	September 30,	March 31,
	2004	2004

ASSETS
Cash and cash equivalents	$ 91,095	$ 60,151
Investment securities held-to-maturity (estimated fair value of
$6,828 at September 30, 2004, and $5,979 at March 31, 2004)	6,742	5,742
Investment securities available-for-sale, at fair value	62,591	62,957
Mortgage-backed securities available-for-sale, at fair value	269,205	292,888
Loans held-for-sale	270	2,119
Loans and leases receivable, net	3,435,127	3,149,318
Federal Home Loan Bank (FHLB) stock, at cost	47,940	42,500
Accrued interest receivable	15,366	14,752
Assets acquired through foreclosure, net	30	683
Property and equipment, net	28,933	27,430
Prepaid expenses and other assets	27,233	19,154
Total assets	$ 3,984,532	$ 3,677,694

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$ 2,586,683	$ 2,455,046
FHLB advances and other borrowings	992,220	851,600
Junior subordinated debtentures	30,975	-
Accrued expenses and other liabilities	44,237	54,677
Total liabilities	3,654,115	3,361,323
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock, $.01 par value. Authorized 2,000,000
shares; none issued	-	-
Common stock, $.01 par value. Authorized 59,000,000
shares; issued 17,301,053 and 16,894,697; outstanding
16,702,053 and 16,614,997 at September 30, 2004 and
March 31, 2004, respectively	172	168
Additional paid-in-capital	155,108	144,585
Retained earnings, substantially restricted	181,393	173,188
Unearned stock-based compensation	(1,210)	(2,121)
Treasury stock (599,000 and 279,700 at September 30, 2004
and March 31, 2004, respectively)	(6)	(3)
Accumulated other comprehensive income (losses)	(5,040)	554
Total stockholders' equity	330,417	316,371
Total liabilities and stockholders' equity	$ 3,984,532	$ 3,677,694

PFF BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2004	2003	2004	2003

Interest income:
Loans and leases receivable	$ 47,795	$ 40,404	$ 92,336	$ 81,494
Mortgage-backed securities	2,441	2,013	4,989	3,945
Collateralized mortgage obligations	-	(33)	-	(327)
Investment securities and deposits	1,204	1,032	2,238	2,108
Total interest income	51,440	43,416	99,563	87,220
Interest expense:
Deposits	9,352	9,195	17,991	19,486
Borrowings	4,496	2,794	8,062	6,259
Total interest expense	13,848	11,989	26,053	25,745
Net interest income	37,592	31,427	73,510	61,475
Provision for loan and lease losses	1,140	1,645	1,664	2,305
Net interest income after provision
for loan and lease losses	36,452	29,782	71,846	59,170

Non-interest income:
Deposit and related fees	3,096	2,852	5,971	5,683
Loan and servicing fees	1,340	1,794	2,954	3,387
Trust and investment fees	737	606	1,492	1,163
Gain on sale of loans, net	81	267	124	642
Gain on sale of securities, net	3,330	-	4,769	117
Other non-interest income	341	67	471	201
Total non-interest income	8,925	5,586	15,781	11,193

Non-interest expense:
General and administrative:
Compensation and benefits	12,503	10,708	24,914	21,381
Occupancy and equipment	3,488	3,070	6,827	6,129
Marketing and professional services	2,316	2,057	4,631	4,145
Other non-interest expense	3,049	2,894	6,855	5,909
Total general and administrative	21,356	18,729	43,227	37,564
Foreclosed asset operations, net	(42)	2	34	1
Total non-interest expense	21,314	18,731	43,261	37,565
Earnings before income taxes	24,063	16,637	44,366	32,798
Income taxes	10,859	7,036	20,387	13,865
Net earnings	$ 13,204	$ 9,601	$ 23,979	$ 18,933

Basic earnings per share	$ 0.81	$ 0.60	$ 1.47	$ 1.19
Weighted average shares outstanding for basic
earnings per share calculation	16,366,903	15,932,455	16,337,866	15,877,504

Diluted earnings per share	$ 0.78	$ 0.58	$ 1.42	$ 1.14
Weighted average shares outstanding for diluted
earnings per share calculation	16,894,536	16,687,074	16,867,598	16,593,289

PFF BANCORP, INC AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands, except per share data )
(Unaudited)
	Three Months Ended		Six Months Ended
	September 30,		September
	2004	2003	2004	2003
Performance Ratios
Return on average assets (1)	1.39%	1.22%	1.28%	1.20%
Return on average stockholders equity (1)	16.16%	13.12%	14.78%	13.17%
General and administrative expense to average assets (1)	2.25%	2.37%	2.31%	2.39%
Efficiency ratio (3)	45.91%	50.60%	48.41	51.69%
Average interest-earning assets to average interest-bearing liabilities	108.05	109.06	108.00	108.95

Yields and Costs (1)
Net interest spread	3.93%	3.97%	3.95%	3.87%
Effective interest spread (2)	4.06%	4.11%	4.07%	4.02%
Average yield on interest-earning assets	5.53%	5.67%	5.50%	5.70%
Average cost of interest-bearing liabilities	1.60%	1.70%	1.55%	1.83%
Average yield on loans and leases receivable, net	5.76%	5.99%	5.75%	6.05%
Average yield on securities	3.56%	3.62%	3.61%	3.39%
Average cost of core deposits	0.89%	0.93%	0.87%	1.00%
Average cost of C.D.'s	2.51%	2.60%	2.46%	2.73%
Average cost of total deposits	1.46%	1.55%	1.44%	1.66%
Average cost of FHLB advances and other borrowings	1.99%	2.46%	1.88%	2.72%

Asset Quality
Net charge-offs	$301	$447	$596	$3,005
Net charge-offs to average loans and leases receivable, net (1)	0.04%	0.07%	0.04%	0.22%

Average Balances
Average total assets	$ 3,795,499	$ 3,160,339	$3,736,350	$3,149,432
Average interest-earning assets	$ 3,707,954	$ 3,055,394	$3,615,418	$3,055,991
Average interest-bearing liabilities	$ 3,431,719	$ 2,801,683	$3,347,577	$2,804,918
Average loans and leases receivable, net	$ 3,307,935	$ 2,689,077	$3,210,845	$2,689,383
Average securities	$ 332,173	$ 292,171	$ 335,638	$ 297,040
Average core deposits	$ 1,640,817	$ 1,471,897	$1,603,260	$1,451,941
Average C.D.'s	$ 895,373	$ 878,717	$ 889,077	$ 894,075
Average total deposits	$ 2,536,190	$ 2,350,614	$2,492,337	$2,346,016
Average FHLB advances and other borrowings	$ 895,529	$ 451,069	$ 855,240	$ 458,902
Average stockholders' equity	$ 326,865	$ 292,718	$ 324,497	$ 287,418

Loan and Lease Activity
Total originations	$ 568,199	$ 638,720	$1,234,666	$1,147,272
One-to-four family	$ 108,200	$ 122,137	$ 210,812	$ 200,997
Multi-family	$ 11,992	-	$ 23,323	$ 3,262
Commercial real estate	$ 33,466	$ 59,319	$ 86,696	$ 107,185
Construction and land	$ 281,364	$ 362,196	$ 663,563	$ 638,568
Commercial loans and leases	$ 74,609	$ 69,482	$ 133,755	$ 124,776
Consumer	$ 58,568	$ 35,586	$ 116,517	$ 72,484
Purchases	$ 168,667	$ 178,801	$ 240,710	$ 272,063
Principal repayments	$ 478,810	$ 687,571	$1,179,979	$1,261,246
Sales	$ 13,476	$ 11,881	$ 17,233	$ 25,933

(1) Computed on an annualized basis.
(2) Net interest income divided by average interest-earnings assets.
(3) Total general and administrative expense divided by net interest income plus non-interest income.

PFF BANCORP, INC AND SUBSIDIARIES
Selected Ratios and Other Data
(Dollars in thousands, except per share data
(Unaudited)

	As of	As of
	September 30,	March 31,
	2004	2004
Asset Quality
Non-accrual loans	$ 14,275	$ 13,636
Non-accrual loans to gross loans and leases	0.36%	0.37%
Non-performing assets to total assets (1)	0.36%	0.39%
Allowance for loan and lease losses	$ 31,887	$ 30,819
Allowance for loan and lease losses to non-accrual loans	223%	226%
Allowance for loan and lease losses to gross loans	0.80%	0.84%

Capital
Stockholders' equity to assets ratio	8.29%	8.60%
Core capital ratio*	7.92%	7.64%
Risk-based capital ratio*	11.41%	11.21%
Shares outstanding at end of period	16,702,053	16,614,997
Book value per share outstanding	$ 19.78	$ 19.04
Tangible book value per share outstanding (2)	$ 19.71	$ 18.97

Loan, Lease and Deposit Balances
Construction loans (3)	$ 732,842	$ 572,762
Commercial business loans and leases	$ 192,735	$ 158,391
Commercial real estate loans	$ 492,953	$ 473,374
Consumer loans	$ 211,269	$ 177,880
One-to-four family loans	$ 1,704,606	$ 1,709,865
Multi-family loans	$ 134,007	$ 92,706
Core deposits	$ 1,687,884	$ 1,560,933
C.D.'s	$ 898,799	$ 894,113

(1) Non-performing assets consist of non-accrual loans and assets acquired through foreclosure, net.
(2) Stated book value minus goodwill.
(3) Net of undisbursed balances of $495,058 and $504,868 at September 30, 2004 and March 31, 2004, respectively.

* PFF Bank & Trust